Exhibit 99.2

resTORbio Appoints Meredith Manning as Chief Commercial Officer

BOSTON, September 18, 2018 – resTORbio, Inc. (Nasdaq:TORC), a clinical biopharmaceutical company focused on helping people live healthier longer through the development and commercialization of novel therapeutics for the treatment of aging-related diseases, today announced the appointment of Meredith Manning as Chief Commercial Officer.

“We are excited to welcome Meredith to our executive team at resTORbio,” said Chen Schor, President and CEO of resTORbio. “Meredith is an industry veteran with a deep background developing and implementing commercial strategies for a number of successful biotechnology and pharmaceutical companies. We look forward to her contributions as we continue the late-stage development of RTB101 to reduce the incidence of respiratory tract infections (RTIs) in the high-risk elderly and initiate Phase 2 trials of RTB101 in additional indications over the coming months.”

“resTORbio has the potential to create a paradigm shift in the treatment of aging-related diseases with the development of its TORC1 inhibitor, RTB101,” said Ms. Manning. “I’m pleased to join the Company, especially as the management team works with the U.S. Food and Drug Administration to advance RTB101 into a pivotal program for respiratory tract infections.”

Ms. Manning is an accomplished life sciences executive with over 20 years of commercial leadership experience with companies such as Pfizer, Vertex Pharmaceuticals, Baxter and Shire, including experience in U.S. and global marketing, new product development, category creation and geographic expansion. She most recently served as Vice President, Global Product Strategy Lead Hemophilia at Shire, overseeing a portfolio of 7 products with annual sales of approximately $2.9 billion. Prior to joining Shire (formerly Baxalta), she played an integral role in launching Vertex Pharmaceuticals’ Hepatitis C product, Incivek. Before that, Ms. Manning held roles of increasing responsibility at Pfizer across a number of marketing and commercial roles. She holds an M.B.A. from the University of Chicago Booth School of Business and a B.A. from The Colorado College.

About resTORbio

resTORbio, Inc. is a clinical stage biopharmaceutical company targeting TORC1 and other biological pathways that regulate aging to develop innovative medicines with the potential to extend healthy lifespan. resTORbio’s lead program is selectively targeting TORC1, an evolutionarily conserved pathway that contributes to the decline in function of multiple organ systems, including the immune, cardiovascular and central nervous systems.

Forward Looking Statements:

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, express or implied statements or guidance regarding our plans to develop and commercialize RTB101, including the therapeutic potential and clinical benefits thereof, the potential benefits of TORC1 inhibition on aging-related diseases, and our planned clinical trials for RTB101, constitute forward-looking statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: the delay of any planned clinical trials and/or development of RTB101; our ability to successfully demonstrate the efficacy and safety of our lead product candidate; the clinical results for our lead product candidate which may not support further development of additional indications; and obtaining, maintaining and protecting our intellectual property; as well as those risks more fully discussed in the section entitled “Risk Factors” in the Annual Report on Form 10-K filed by resTORbio, Inc. with the Securities and Exchange Commission, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent our views only as of today and should not be relied upon as representing its views as of any subsequent date. resTORbio explicitly disclaims any obligation to update any forward-looking statements.

Investor and Media Contact:

Jennifer Robinson

resTORbio, Inc.

857-772-7029

jrobinson@restorbio.com